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                                                                     Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       TO

              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                BROOKE GROUP LTD.


                            ------------------------


         Brooke Group Ltd., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"):

                  RESOLVED, that it is advisable for the Corporation's Certificate of Incorporation to be amended as follows:

                  Article FIRST of the Certificate of Incorporation be amended to read in its entirety as follows:

                           "FIRST: The name of the Corporation is Vector Group Ltd."

         2. The amendment of the Certificate of Incorporation effected by this Certificate was duly authorized at the Annual Meeting of Stockholders held on May 24, 2000, by the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.



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         IN WITNESS WHEREOF, Brooke Group Ltd. has caused this Certificate to be signed by Richard J. Lampen, its Executive Vice President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is the Corporation's act and deed, this 24th day of May, 2000.

                                              BROOKE GROUP LTD.



                                              By: /s/ Richard J. Lampen
                                                  ---------------------------
                                                  Richard J. Lampen
                                                  Executive Vice President





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